Exhibit 10.3

PROMISSORY NOTE

$30,000

August 25, 2010

FOR VALUE RECEIVED, the undersigned Standard Gold Corp., a Nevada corporation having its principal place of business at 600 Leopard Street, Suite 2015 Corpus Christi, Texas 78401 (“Maker”), hereby promises to pay to the order of PHYTOMEDICAL TECHNOLOGIES, INC. a Nevada corporation having its principal place of business at 100 Overlook Drive, 2nd Floor Princeton, New Jersey, 08540 (“Payee”), in lawful money of the United States of America , the principal sum of Thirty Thousand Dollars ($30,000), together with interest thereon, payable as set forth below.

The entire principal balance will be payable in full on December 31, 2010 (the “Maturity Date”). Interest on this Note shall compound quarterly and shall accrue at the annual rate of eight and one-half percent (8½ %) as computed on the basis of a 365-day year.  Interest will begin to accrue as of the date hereof and is payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable. Following the occurrence and during the continuance of an Event of Default, which, if susceptible to cure is not cured within the cure periods (if any) set forth in Section 6.01 of the Bridge Loan Agreement, otherwise then from the first date of such occurrence until cured, the annual interest rate on this Note shall be fifteen percent (15%), and be due on demand.

This Note may be prepaid at any time, in whole or in part, without interest, penalty or premium of any kind.

If any payment of principal or interest on this Note shall become due on a day which is a Saturday, Sunday or holiday, such payment shall be made on the next succeeding business day.

Maker hereby waives presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

No delay or omission on the part of Payee or any holder hereof in exercising its rights under this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Payee or any holder hereof, nor shall any waiver by Payee or any holder hereof of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

Maker shall pay Payee on demand any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Maker) taken to protect, enforce, collect, determine or assert any right or remedy under this Note.

This Note shall bind Maker and the heirs and assigns of Maker, and the benefits hereof shall inure to the benefit of Payee and the heirs and assigns of Payee.  All references herein to “Maker” shall be deemed to apply to Maker and its heirs and assigns, and all references herein to “Payee” shall be deemed to apply to Payee and its heirs and assigns.

This Note shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, New York statutes of limitations.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Maker agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Payee from bringing suit or taking other legal action against the Maker in any other jurisdiction to collect on the Maker’s obligations to Payee, or to enforce a judgment or other decision in favor of the Payee.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Note as of the date and year first above written with the intention that this Note shall constitute a sealed instrument.

Standard Gold Corp.

By: _/s/ Joshua Bleak _____________________________

Name: Joshua Bleak

Title:  President

Witness:

___________________________________________

Name:

Title:

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